                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K


                          CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934 Date of Report (Date of earliest event reported)

                         April 29, 1996


                         Mosler Inc.
   (Exact name of registrant as specified in its charter)


     Delaware                   33-5184           31-1172814
(State or other jurisdiction  (Commission       (IRS Employer
    of incorporation          File Number)   Identification No.)


             8509 Berk Boulevard, Hamilton, OH 45012
            (Address of principal executive offices)


     Registrant's telephone number, including area code

                       (513) 870-1001




(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

          Effective April 29, 1996, the Registrant through action of its Audit Committee informed its independent auditors, Ernst &
Young LLP, of its dismissal on April 29, 1996.

          The reports of Ernst & Young LLP on the consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          In connection with the audits of the two fiscal years ending June 25, 1994 and June 24, 1995 and during subsequent interim periods, there have been no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

     The termination of Ernst & Young LLP did not result from any disagreement (as defined above), but reflected Registrant's dissatisfaction with the level of audit fees charged by Ernst &
Young LLP for its services.

          The Registrant has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 03, 1996, is filed as Exhibit 16.1.

Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

          16.1 Letter from Ernst & Young LLP to the Commission, dated May 03, 1996, regarding its agreement with the statements made in the Current Report on Form 8-K.

                        INDEX TO EXHIBITS
                           MOSLER INC.



Number                   Exhibit Description

 16.1          Letter from Ernst & Young LLP to the
               Commission,  dated  May  03,  1996,
               regarding  its  agreement  with  the
               statements made in the Current Report
               on Form 8-K.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MOSLER INC.



Date:    May 03, 1996         /s/ Paul F. Jeanmougin
                              _______________________________
                              Paul F. Jeanmougin
                              Treasurer and
                              Chief Financial Officer